UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 21, 2020 (January 29, 2020)

FLOWERS FOODS, INC.
(Exact name of registrant as specified in its charter)

Georgia	1-16247	58-2582379
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1919 Flowers Circle, Thomasville, GA	31757
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (229) 226-9110

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (
see
General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FLO	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Explanatory Note
This Amendment No. 1 to Form
8-K
(this “Amendment”) is being filed as an amendment to the Current Report on Form
8-K
filed by Flowers Foods, Inc. (the “Company”) on February 3, 2020 (the “Original
8-K”).
The Original
8-K
was filed to, among other things, announce the retirement of Karyl H. Lauder from the position of senior vice president and chief accounting officer, effective April 30, 2020. At the time of the filing of the Original
8-K,
Ms. Lauder’s compensation in connection with her retirement had not been determined. Accordingly, the sole purpose of this Amendment is to provide Ms. Lauder’s compensation in connection with her retirement from the position of senior vice president and chief accounting officer.
Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 14, 2020, the Board of Directors of the Company approved Ms. Lauder’s compensation in connection with her retirement from the position of senior vice president and chief accounting officer. In connection with her retirement on April 30, 2020, Ms. Lauder will receive a retirement payment of $460,659, which is equivalent to (1) one week of base salary for each year of service to the Company and 26 weeks of base salary plus (2) six months of continued health care premiums under COBRA.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOWERS FOODS, INC.

By:	/s/ R. Steve Kinsey
Name:	R. Steve Kinsey
Title:	Chief Financial Officer and Chief Administrative Officer
Date: February 21, 2020